Exhibit 11

                       [Jones & Blouch L.L.P. Letterhead]


                                November 17, 1999


Mutual of America Life Insurance Company
320 Park Avenue
New York, New York  10022

Gentlemen/Ladies:

We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in pre-effective amendment no. 1 to the registration statement on Form S-6 of Mutual of America Separate Account No. 3 and Mutual of America Life Insurance Company to be filed with the Securities and Exchange Commission.

                                    Very truly yours,


                                    /s/ Jones & Blouch L.L.P.